Exhibit 10.13
2009 Base Salaries for Named Executive Officers

Name and Title	Salary
Edward A. Keible, Jr.	$386,000
President and Chief Executive Officer
John J. Mikulsky	$282,000
Executive Vice President and Chief Operating Officer
Brett W. Wallace	$251,000
Executive Vice President and Chief Financial Officer
David M. Hall	$236,000
Senior Vice President and General Manager, Defense & Security Products
Steven F. Layton	$215,000
Senior Vice President and General Manager, Telecom Products
Daniel P. Teuthorn	$229,000
Senior Vice President and General Manager, Technology